Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2019

Highlights:

•	Completed previously announced acquisition of Hess Infrastructure Partners LP, incentive distribution rights simplification and conversion to an Up-C corporate structure.
•	Net income was $75.1 million, or $0.28 per Class A share after deduction for noncontrolling interests. Net cash provided by operating activities was $136.3 million.
•	Adjusted EBITDA[1] was $158.4 million, excluding impacts from transaction costs of $26.2 million. DCF[1] was $140.1 million.
•	Increased quarterly cash distribution to $0.4258 per Class A share, an increase of 15% compared to the prior-year quarter and a 1.2x coverage ratio relative to distributions.
•	Completed the ramp-up of processing volumes through the Little Missouri 4 gas processing plant.
•

Compared with the prior‑year quarter, throughput volumes increased 29% for gas processing, 28% for gas gathering, 25% for crude oil gathering, 22% for crude oil terminaling and 72% for water gathering driven by Hess Corporation’s growing production and ramp-up of the Little Missouri 4 gas processing plant.

•	Completed annual tariff rate redetermination process and established minimum volume commitments for 2022.
•	Hess Midstream LP reaffirms its previously announced guidance for full year 2020 with net income and Adjusted EBITDA expected to increase more than 25% year over year.

HOUSTON, January 29, 2020—Hess Midstream LP (NYSE: HESM) (“Hess Midstream”) today reported fourth quarter 2019 net income of $75.1 million compared with net income of $78.9 million for the fourth quarter of 2018, as recast for the acquisition of Hess Infrastructure Partners LP (“HIP”) by Hess Midstream Partners LP. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $16.1 million, or $0.28 per Class A share. Hess Midstream generated Adjusted EBITDA of $158.4 million, including contributions from produced water handling business of $4.0 million and excluding impacts from transaction costs of $26.2 million. DCF for the fourth quarter of 2019 was $140.1 million.

[1]	Adjusted EBITDA, DCF and free cash flow are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Commenting on the fourth quarter 2019 results, John Gatling, President and Chief Operating Officer of Hess Midstream said, “2019 was an impressive year for Hess Midstream as we delivered significant growth, completed the acquisition of Hess Infrastructure Partners, eliminated IDR payments and converted to an Up-C corporate structure. We enter 2020 as a large-scale, full service midstream company positioned well for significant future growth in both Adjusted EBITDA and free cash flow, underscored by rising volumes from both Hess and third parties and underpinned by our unique contract structure.”

On December 16, 2019, Hess Midstream Partners LP completed its previously announced acquisition of HIP, incentive distribution rights simplification and conversion from a master limited partnership into an “Up-C” structure by merging with Hess Midstream, an entity taxed as a corporation for U.S. federal income tax purposes (collectively, the “Transaction”). At the effective time of the Transaction, each common unit held by public unitholders of Hess Midstream Partners LP converted on a one-for-one basis into a newly issued Class A share representing a limited partner interest in Hess Midstream. As part of the Transaction, Hess Midstream Partners LP changed its name to “Hess Midstream Operations LP” and will continue as a consolidated subsidiary of Hess Midstream, the new publicly listed entity. Hess Midstream Partners LP common units ceased trading on the New York Stock Exchange (“NYSE”) and the Class A shares began trading on the NYSE under the ticker symbol “HESM” on December 17, 2019.

Hess Midstream’s results contained in this release include the historical results of HIP for all periods prior to the closing of the Transaction on December 16, 2019, as the Transaction was accounted for as a business combination of entities under common control. We refer to certain results as “attributable to Hess Midstream LP,” which exclude (i) the noncontrolling interests in Hess Midstream Operations LP retained by affiliates of Hess Corporation (“Hess”) and Global Infrastructure Partners, (ii) the noncontrolling interests in the historical operating subsidiaries of Hess Midstream Partners LP, and (iii) historical activity of HIP prior to its acquisition by Hess Midstream, which is included in “net parent investment.”

Financial Results

Revenues and other income in the fourth quarter of 2019 were $253.5 million, including $1.4 million of shortfall fee payments related to minimum volume commitments (“MVC”). Revenues were up from $185.9 million in the prior‑year quarter, primarily attributable to higher throughput volumes and tariff rates. Total costs and expenses in the fourth quarter of 2019 were $163.2 million up from $93.8 million in the prior-year quarter, primarily attributable to costs related to the Transaction, higher maintenance on expanded infrastructure and pass-through rail transportation and produced water trucking and disposal costs. Net income for the fourth quarter of 2019 was $75.1 million and net cash provided by operating activities was $136.3 million.

Adjusted EBITDA for the fourth quarter of 2019 was $158.4 million, including contributions from produced water handling business of $4.0 million and excluding impacts from costs related to the Transaction of $26.2 million. Relative to distributions, DCF for the fourth quarter of 2019 of $140.1 million resulted in an approximately 1.2x distribution coverage ratio.

Operational Highlights

Throughput volumes were up in all segments in the fourth quarter of 2019 compared to the fourth quarter of 2018. In the gathering segment, throughput volumes increased 28% for gas gathering, 25% for crude oil gathering and 72% for water gathering compared to the prior-year quarter, driven by growing Hess production. In the crude oil terminaling segment, throughput volumes increased 22% compared to the prior-year quarter, also driven by growing Hess production. In the gas processing segment, throughput volumes increased 29% compared to the prior-year quarter, driven by completion of the ramp-up of processing volumes through the Little Missouri 4 (“LM4”) gas processing plant and backfilling of the Tioga Gas Plant with growing Hess production and third-party volumes, which is expected to continue through the second quarter of 2020.

Capital Expenditures

Capital expenditures for the fourth quarter of 2019 totaled $108.2 million, including $106.5 million of expansion capital expenditures and $1.7 million of maintenance capital expenditures. Capital expenditures in the prior-year quarter were $66.9 million, including $64.9 million of expansion capital expenditures and $2.0 million of maintenance capital expenditures. The increase in expansion capital expenditures was primarily attributable to expansion of our gathering system and compression capacity, and civil construction and fabrication activities for the planned expansion of the Tioga Gas Plant.

Quarterly Cash Distributions

On January 27, 2020, our general partner’s board of directors declared a cash distribution of $0.4258 per Class A share for the fourth quarter of 2019, an increase of 3.6% over the distribution on the Hess Midstream Partners LP common units for the prior quarter and 15% compared to the distribution on the Hess Midstream Partners LP common units for the fourth quarter of 2018. The distribution is expected to be paid on February 14, 2020 to shareholders of record as of the close of business on February 6, 2020. Holders of Class A shares will receive a Form 1099 with respect to distributions received on Class A shares.

Guidance

Hess Midstream is targeting 15% annual distribution per share growth through 2021, with a targeted distribution coverage ratio of 1.2x.

Hess Midstream reaffirms its previously announced guidance for full year 2020:

Year Ending
December 31, 2020
(Unaudited)
Financials (in millions)
Net income	$440 - 480
Adjusted EBITDA	$710 - 750
Distributable cash flow	$600 - 640
Expansion capital	$335
Maintenance capital	$15
Free cash flow	$360 - 400

	Year Ending
	December 31,
	Guidance		MVCs
	2020		2020	2021(3)	2022(3)
Throughput volumes (in thousands)
Gas gathering - Mcf of natural gas per day	300 - 310	(1)	312	323	360
Crude oil gathering - barrels of oil per day	125 - 135		126	130	117
Gas processing - Mcf of natural gas per day	285 - 295	(1)	266	292	345
Crude terminals - barrels of oil per day	150 - 160		143	153	145
Water gathering - barrels of liquids per day	55 - 65		69	84	67	(2)

(1)	Gas gathering and gas processing throughput volumes in 2020 guidance each reflect an approximate 30 million cubic feet per day reduction due to the planned Tioga Gas Plant turnaround.
(2)	Water gathering MVCs for the year 2022 decrease from 100% to 80% of the nominations.
(3)

MVCs are set annually at 80% of Hess’ nomination for the three years following each nomination. Once set, MVCs for each year can only be increased and not reduced. MVCs for 2021 are approximately 85% or greater of Hess’ nomination based on the annual reset.

Investor Webcast

Hess Midstream will review fourth quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 6572858. A replay of the conference call will be available at the same location following the event.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that operates, develops and acquires a diverse set of midstream assets to provide services to Hess and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) before net interest expense, income tax expense, depreciation and amortization and our proportional share of depreciation of our equity affiliates, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash, non‑recurring items, if applicable. “Distributable Cash Flow” (“DCF”) is defined as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. “Free cash flow” is defined as Adjusted EBITDA less capital expenditures. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of reported net income (GAAP) to Adjusted EBITDA and free cash flow, and net cash provided by operating activities (GAAP) to DCF, are provided below.

	Fourth Quarter
	(unaudited)
	2019(1)		2018(1)

(in millions, except ratio and per-share/limited partner unit data)
Reconciliation of Adjusted EBITDA and Distributable Cash Flow to net income:
Net income	$75.1		$78.9
Plus:
Depreciation expense	37.5		33.4
Proportional share of equity affiliates' depreciation	1.5		-
Interest expense, net	18.2		13.2
Income tax expense (benefit)	(0.1)		-
Transaction costs	26.2		-
Adjusted EBITDA	158.4		125.5
Less:
Interest, net	16.6
Maintenance capital expenditures	1.7
Distributable cash flow	$140.1
Less:
Adjusted EBITDA attributable to noncontrolling interest and net parent investment			101.5
Cash interest paid, net			(0.2)
Maintenance capital expenditures, net			0.2
Distributable cash flow, as previously reported			$24.0

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$136.3		$134.5
Changes in assets and liabilities	(25.2)		(20.8)
Amortization of deferred financing costs	(1.3)		(1.4)
Proportional share of equity affiliates' depreciation	1.5		-
Interest expense, net	18.2		13.2
Earnings from equity investments	2.9		-
Transaction costs	26.2		-
Other	(0.2)		-
Adjusted EBITDA	$158.4		$125.5
Less:
Interest, net	16.6
Maintenance capital expenditures	1.7
Distributable cash flow	140.1
Less:
Adjusted EBITDA attributable to noncontrolling interest and net parent investment			101.5
Cash interest paid, net			(0.2)
Maintenance capital expenditures, net			0.2
Distributable cash flow, as previously reported			24.0
Distributed cash flow	121.1		20.8
Distribution coverage ratio	1.2	x	1.2	x
Distribution per Class A share/limited partner unit	$0.4258		$0.3701

Actual
Year Ended
December 31, 2019
(in millions)
Reconciliation of Adjusted EBITDA to net income:
Net income	$317.7
Plus:
Depreciation expense	142.5
Proportional share of equity affiliates' depreciation	2.0
Interest expense, net	62.4
Income tax expense (benefit)	(0.1)
Transaction costs	26.2
Adjusted EBITDA	550.7

Guidance
Year Ending
December 31, 2020
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA and Distributable Cash Flow to net income:
Net income	$440 - 480
Plus:
Depreciation expense*	155
Interest expense, net	105
Income tax expense	10
Adjusted EBITDA	710 - 750
Less:
Interest, net, and maintenance capital expenditures	110
Distributable cash flow	600 - 640

Adjusted EBITDA	710 - 750
Less:
Capital expenditures	350
Free cash flow	360 - 400
*Includes proportional share of equity affiliates' depreciation.

Forward‑looking Statements

This press release may include forward-looking statements within the meaning of the federal securities laws. Generally, the words “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “believe,” “intend,” “project,” “plan,” “predict,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and current projections or expectations. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the filings made by Hess Midstream with the U.S. Securities and Exchange Commission, which are available to the public. Hess Midstream undertakes no obligation to, and does not intend to, update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(713) 496-6076

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-SHARE/LIMITED PARTNER UNIT DATA)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2019	2018(1)	2019(1)
Statement of operations
Revenues
Affiliate services	$253.1	$185.8	$214.9
Other income	0.4	0.1	-
Total revenues	253.5	185.9	214.9
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	92.7	55.6	71.9
Depreciation expense	37.5	33.4	36.0
General and administrative expenses	33.0	4.8	7.7
Total costs and expenses	163.2	93.8	115.6
Income from operations	90.3	92.1	99.3
Income from equity investments	2.9	-	0.5
Interest expense, net	18.2	13.2	12.4
Income before income tax expense (benefit)	75.0	78.9	87.4
Income tax expense (benefit)	(0.1)	-	-
Net income	$75.1	$78.9	$87.4
Less: Net income (loss) attributable to net parent investment	(11.0)	(13.0)	(13.0)
Less: Net income attributable to noncontrolling interest	70.0	74.7	81.3
Net income attributable to Hess Midstream LP	16.1	17.2	19.1
Less: General partner's interest in net income	0.3	0.5	1.3
Limited partners' interest in net income	$15.8	$16.7	$17.8

Net income attributable to Hess Midstream LP per Class A share (basic and diluted):	$0.28
Net income attributable to Hess Midstream LP per limited partner unit (basic and diluted):
Common		$0.31	$0.33
Subordinated		$0.31	$0.33
Weighted average Class A shares outstanding subsequent to December 16, 2019	18.0
Weighted average limited partner units outstanding prior to December 16, 2019
Basic:
Common	27.3	27.3	27.3
Subordinated	27.3	27.3	27.3
Diluted:
Common	27.5	27.4	27.5
Subordinated	27.3	27.3	27.3

(1) Prior period information has been retrospectively adjusted for the acquisition of Hess Infrastructure Partners LP.

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-SHARE/LIMITED PARTNER UNIT DATA)

	Year Ended December 31,
	2019	2018(1)
Statement of operations
Revenues
Affiliate services	$847.6	$712.0
Other income	0.7	0.7
Total revenues	848.3	712.7
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	276.8	193.5
Depreciation expense	142.5	126.9
General and administrative expenses	52.4	14.1
Total costs and expenses	471.7	334.5
Income from operations	376.6	378.2
Income from equity investments	3.4	-
Interest expense, net	62.4	53.3
Gain on sale of property, plant and equipment	-	0.6
Income before income tax expense (benefit)	317.6	325.5
Income tax expense (benefit)	(0.1)	-
Net income	$317.7	$325.5
Less: Net income (loss) attributable to net parent investment	(55.0)	(46.8)
Less: Net income attributable to noncontrolling interest	302.6	301.5
Net income attributable to Hess Midstream LP	70.1	70.8
Less: General partner's interest in net income	3.4	1.7
Limited partners' interest in net income	$66.7	$69.1

Net income attributable to Hess Midstream LP per Class A share:
Basic:	$1.21
Diluted:	$1.20
Net income attributable to Hess Midstream LP per limited partner unit (basic and diluted):
Common		$1.27
Subordinated		$1.27
Weighted average Class A shares outstanding subsequent to December 16, 2019	18.0
Weighted average limited partner units outstanding prior to December 16, 2019
Basic:
Common	27.3	27.3
Subordinated	27.3	27.3
Diluted:
Common	27.5	27.4
Subordinated	27.3	27.3

(1) Prior period information has been retrospectively adjusted for the acquisition of Hess Infrastructure Partners LP.

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth Quarter 2019
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$124.9	$86.9	$41.3	$-	$253.1
Other income	-	0.4	-	-	0.4
Total revenues	124.9	87.3	41.3	-	253.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	46.2	25.6	20.9	-	92.7
Depreciation expense	22.1	11.2	4.2	-	37.5
General and administrative expenses	3.1	1.5	0.2	28.2	33.0
Total costs and expenses	71.4	38.3	25.3	28.2	163.2
Income (loss) from operations	53.5	49.0	16.0	(28.2)	90.3
Income from equity investments	-	2.9	-	-	2.9
Interest expense, net	-	-	-	18.2	18.2
Income before income tax expense (benefit)	53.5	51.9	16.0	(46.4)	75.0
Income tax expense (benefit)	-	-	-	(0.1)	(0.1)
Net income (loss)	53.5	51.9	16.0	(46.3)	75.1
Less: Net income (loss) attributable to net parent investment	2.0	-	-	(13.0)	(11.0)
Less: Net income (loss) attributable to noncontrolling interest	42.7	42.7	13.3	(28.7)	70.0
Net income (loss) attributable to Hess Midstream LP	$8.8	$9.2	$2.7	$(4.6)	$16.1

	Fourth Quarter 2018(1)
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate	$96.6	$65.0	$24.2	$-	$185.8
Other income	-	-	0.1	-	0.1
Total revenues	96.6	65.0	24.3	-	185.9
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	31.3	15.4	8.9	-	55.6
Depreciation expense	18.3	11.1	4.0	-	33.4
General and administrative expenses	1.9	0.7	0.1	2.1	4.8
Total costs and expenses	51.5	27.2	13.0	2.1	93.8
Income (loss) from operations	45.1	37.8	11.3	(2.1)	92.1
Interest expense, net	-	-	-	13.2	13.2
Net income (loss)	45.1	37.8	11.3	(15.3)	78.9
Less: Net income (loss) attributable to net parent investment	0.7	-	-	(13.7)	(13.0)
Less: Net income (loss) attributable to noncontrolling interest	35.8	29.9	9.0	-	74.7
Net income (loss) attributable to Hess Midstream LP	$8.6	$7.9	$2.3	$(1.6)	$17.2

(1) Prior period information has been retrospectively adjusted for the acquisition of Hess Infrastructure Partners LP.

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2019(1)
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$105.9	$74.0	$35.0	$-	$214.9
Total revenues	105.9	74.0	35.0	-	214.9
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	36.1	19.3	16.5	-	71.9
Depreciation expense	20.8	11.2	4.0	-	36.0
General and administrative expenses	2.5	1.2	0.2	3.8	7.7
Total costs and expenses	59.4	31.7	20.7	3.8	115.6
Income (loss) from operations	46.5	42.3	14.3	(3.8)	99.3
Income from equity investments	-	0.5	-	-	0.5
Interest expense, net	-	-	-	12.4	12.4
Net income (loss)	46.5	42.8	14.3	(16.2)	87.4
Less: Net income (loss) attributable to net parent investment	1.6	-	-	(14.6)	(13.0)
Less: Net income (loss) attributable to noncontrolling interest	35.8	34.0	11.5	-	81.3
Net income (loss) attributable to Hess Midstream LP	$9.1	$8.8	$2.8	$(1.6)	$19.1

(1)	Prior period information has been retrospectively adjusted for the acquisition of Hess Infrastructure Partners LP.

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2019	2018	2019

Throughput volumes
Gas gathering - Mcf of natural gas per day	323	253	270
Crude oil gathering - bopd	133	106	119
Gas processing - Mcf of natural gas per day	308	238	259
Crude terminals - bopd	148	121	130
NGL loading - blpd	16	15	16
Water gathering - blpd	50	29	45

		Year Ended December 31,
		2019	2018
Throughput volumes
Gas gathering - Mcf of natural gas per day		275	248
Crude oil gathering - bopd		118	89
Gas processing - Mcf of natural gas per day		260	233
Crude terminals - bopd		131	101
NGL loading - blpd		15	14
Water gathering - blpd		41	25